Exhibit 3
Analyst Guide

NIS GROUP CO., LTD.
April-September 2006
If you have any questions regarding this report,
please contact the IR department at +81-3-3348-2423 or info-ir@nisgroup.co.jp

Special Note Regarding Forward-looking Statements
The risks that may affect our business results, stock price and financial position are discussed below.
The forward-looking statements are based on current management’s judgment as of November 6, 2006, the filing date.
I.	Risk from Business Environment
(a)	Weak economic conditions

(b)	Intensified customer acquisition competition by entry of major financial institutions and IT companies

(c)	Misconduct by an employee or director or negative publicity for our industry
II.	Regulation
(a)	Regulations under Japanese law

i)	Regulation concerning loan operation
•	Regulation concerning interest rate

•	Regulation concerning loan operations
ii)	The Special Measures Law Concerning the Claims Servicing Business (the “Servicer Law”)

iii)	The Installment Sales Law

iv)	The Financial Installment and Exchange Law

v)	Other related regulations
(b)	Regulations under U.S. law

(c)	Amendments to current laws and the growing variety of legal means with which our customers can seek protection from creditors
III.	Business Risk
(a)	Funding and market interest rate

(b)	Reliability of our information or technological system and networks

(c)	Influence on important decisions by president and his family

(d)	Operating assets portfolio

(e)	Risk concerning investment

(f)	Strategic alliance and joint ventures to acquire new customers

(g)	Risk concerning economic trend and liquidity in real estate related business
Risks and uncertainties which may affect our business results are not limited to the factors listed above, as unknown risks and uncertainties may be as yet unexpected to us.

CONTENTS
I	Consolidated Operating Results

1	Consolidated Operating Results as of or for the Six Months Ended September 30, 2006

2	Consolidated Balance Sheet as of September 30, 2006

3	Financial Ratio/Earnings per Share, etc

II	Non-Consolidated Operating Results

4	Non-Consolidated Operating Results as of or for the Six Month Ended September 30, 2006

5	Non-Consolidated Balance Sheet as of or for the Six Months Ended September 30, 2006

6	Loans charged off and Allowance for loan losses

7	Interest Rate on Loans Outstanding and Borrowings

Consolidated Operating Results
Japanese GAAP

Consolidated Operating Results as of or for the Year Ended Sept. 30, 2006

		(millions of yen)
	9/05	9/06	% change
Notes and loans receivable	154,810	247,665	60.0
Assets held for leases and installment loans	7,547	10,981	45.5
Other operating assets	1,356	2,765	163.3
Purchased loans receivable and real estate for sale -loan servicing	18,491	39,664	114.5
Guaranteed borrowings outstanding	10,172	18,317	80.1

*	Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

*	The operating assets of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, are included in the operating assets as of March 31, 2006.

*	The amounts of guaranteed borrowings outstanding are the amounts before deductions of reserves for guarantee losses.

			(millions of yen)
Operating revenues	28,387	100.0	37,862	100.0	33.4
Interest income from notes and loans receivable	13,938	49.1	16,046	42.4	15.1
Revenue from purchased loans	4,968	17.5	8,613	22.7	73.4
Other financial revenues	0	0.0	16	0.0	3,754.7
Other operating revenues	9,480	33.4	13,186	34.8	39.1
Revenue from leases and installment loans	2,057	7.2	2,940	7.8	42.9
Rent revenue from real estate	184	0.6	1,302	3.4	606.3
Revenue from real estate sold — real estate business	660	2.3	2,100	5.5	218.0
Revenue from real estate sold — loan servicing	4,048	14.3	2,292	6.1	(43.4)
Recovery from loans previously charged off	318	1.1	422	1.1	32.9
Loan origination fees	880	3.1	1,951	5.2	121.8
Guarantee fees received	621	2.2	878	2.3	41.3
Other	709	2.5	1,298	3.4	83.0

Operating expenses	9,539	33.6	12,890	34.0	35.1
Financial costs	1,181	4.2	1,540	4.1	30.4
Cost of purchased loans collected	3,121	11.0	5,779	15.3	85.1
Cost of real estate sold — loan servicing	2,790	9.8	1,182	3.1	(57.6)
Other operating expenses	2,445	8.6	4,387	11.6	79.4
Cost of leases and installment loans	1,692	6.0	2,388	6.3	41.1
Cost of real estate sold — real estate business	487	1.7	1,376	3.6	182.2
Other	265	0.9	622	1.6	134.7

Gross operating income	18,848	66.4	24,972	66.0	32.5

General administrative expenses	13,613	48.0	18,620	49.2	36.8
Advertising expenses	348	1.2	94	0.2	(73.0)
Commission fees	454	1.6	824	2.2	81.3
Loans charged off	38	0.1	28	0.1	(27.5)
Provision for loan losses	5,024	17.7	6,851	18.1	36.4
Provision for losses on excess interest repayments	—	—	682	1.8	—
Provision for guarantee losses	319	1.1	616	1.6	92.8
Salaries and employees benefits	3,540	12.5	4,449	11.8	25.7
Lease and rental expenses	944	3.3	1,056	2.8	11.9
Other	2,942	10.4	4,016	10.6	36.5

Net operating income	5,234	18.4	6,351	16.8	21.3

Other income	370	1.3	570	1.5	53.9
Other expenses	387	1.4	705	1.9	82.1

Ordinary income	5,217	18.4	6,216	16.4	19.1

Special gains	3,933	13.9	1,763	4.7	(55.2)
Special losses	57	0.2	7,453	19.7	12,759.2

Income before income taxes	9,092	32.0	526	1.4	(94.2)

Net income (Losses)	4,989	17.6	(452)	(1.2)	(109.1)

*	The operating results for the six months ended September 30, 2006 of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, are included in the operating results for the six months ended September 30, 2006.

Consolidated Balance Sheet as of Sept. 30, 2006
(millions of yen)

	9/05%		9/06%		¥ change
Total Current Assets	209,399	83.8	347,434	86.4	138,034
Cash and deposits	26,778	10.7	24,548	6.1	(2,230)
Notes and loans receivable	154,810	62.0	247,665	61.6	92,854
Purchased loans receivable	17,328	6.9	25,144	6.3	7,816
Real estate for sale — loan servicing	1,163	0.5	14,519	3.6	13,356
Real estate for sale — real estate business	3,850	1.5	27,058	6.7	23,207
Other	14,685	5.9	21,923	5.5	7,238
Allowance for loan losses	(9,217)	(3.7)	(13,426)	(3.3)	(4,209)

Total Fixed Assets	40,477	16.2	54,761	13.6	14,283
Tangible fixed assets	4,178	1.7	6,524	1.6	2,345
Building and structures	501	0.2	693	0.2	191
Equipments	200	0.1	239	0.1	38
Assets held for leases	3,114	1.2	4,766	1.2	1,652
Land	356	0.1	825	0.2	469
Other	6	0.0	—	—	(6)
Intangible fixed assets	2,508	1.0	2,380	0.6	(128)
Total investments and other assets	33,789	13.5	45,855	11.4	12,066
Investment securities	21,847	8.7	28,518	7.1	6,671
Bankrupt and delinquent loans receivable	4,041	1.6	6,535	1.6	2,493
Other	11,153	4.5	16,319	4.1	5,165
Allowance for loan losses	(3,252)	(1.3)	(5,517)	(1.4)	(2,264)

Total Assets	249,877	100.0	402,195	100.0	152,318

Total Current Liabilities	86,553	34.6	169,693	42.2	83,140
Accounts payable	333	0.1	1,246	0.3	912
Short-term borrowings	6,838	2.7	56,071	13.9	49,233
Current portion of long-term borrowings	51,466	20.6	69,209	17.2	17,742
Current portion of bonds	6,060	2.4	1,460	0.4	(4,600)
Current portion of convertible bonds	6,901	2.8	—	—	(6,901)
Commercial paper	3,900	1.6	30,000	7.5	26,100
Accrued income taxes	4,268	1.7	2,527	0.6	(1,740)
Accrued bonuses	528	0.2	642	0.2	114
Reserve for guarantee losses	523	0.2	846	0.2	323
Other	5,732	2.3	7,688	1.9	1,956

Total Long-term Liabilities	94,385	37.8	146,953	36.5	52,568
Bonds	26,120	10.5	26,010	6.5	(110)
Long-term borrowings	62,445	25.0	82,472	20.5	20,027
Asset backed securities	3,819	1.5	32,970	8.2	29,150
Accrued retirement benefits — directors and statutory auditors	330	0.1	379	0.1	49
Reserve for losses on excess interest repayments	—	—	4,165	1.0	4,165
Other	1,670	0.7	955	0.2	(714)

Total Liabilities	180,938	72.4	316,647	78.7	135,708

Minority Interests	1,447	0.6	3,379	0.8	1,931

Common stock	8,802	3.5	16,289	4.1	7,487
Additional paid-in capital	11,766	4.7	20,024	5.0	8,258
Retained earnings	46,275	18.5	47,318	11.8	1,043
Unrealized gains (losses) on investment securities	3,041	1.2	(104)	(0.0)	(3,145)
Foreign currency translation adjustments	54	0.0	128	0.0	74
Treasury stock	(2,448)	(1.0)	(1,607)	(0.4)	840
Stock options	—	—	120	0.0	120

Total Liabilities, Minority Interests and Shareholders’ Equity	67,490	27.0	82,169	20.4	14,678

Total Liabilities, Minority Interests and Shareholders’ Equity	249,877	100.0	402,195	100.0	152,318

*	Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

*	The accounts of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, are included in the consolidated balance sheet as of September 30, 2006.

Financial Data

Consolidated	(%)

	9/02	9/03	9/04	9/05	9/06
Shareholders’ equity ratio (%)	22.9	23.8	31.4	27.0	20.4
Return on equity (%)	5.8	6.1	10.7	7.5	(0.6)
Operating income to total assets (%)	2.7	2.9	2.3	2.2	1.7
Ordinary income to total assets (%)	2.6	2.8	2.4	2.2	1.7
Return on assets (%)	1.4	1.4	3.0	2.1	(0.1)
Operating margin (%)	22.9	24.8	22.1	18.4	16.8
Ordinary income margin (%)	22.5	24.1	22.9	18.4	16.4
Net income margin (%)	11.7	12.1	29.1	17.6	(1.2)
Current ratio (%)	290.4	255.2	239.7	241.9	204.7
Fixed assets ratio (%)	25.3	19.1	41.2	60.0	66.7

Non-consolidated	(%)

	9/02	9/03	9/04	9/05	9/06
Shareholders’ equity ratio (%)	23.2	24.3	32.1	29.6	23.2
Return on equity (%)	5.5	5.8	8.3	6.6	(2.0)
Operating income to total assets (%)	2.4	2.7	2.2	1.5	0.7
Ordinary income to total assets (%)	2.4	2.7	2.3	1.7	1.0
Return on assets (%)	1.3	1.4	2.4	2.0	(0.5)
Operating margin (%)	22.0	25.2	24.9	20.2	12.1
Ordinary income margin (%)	22.0	25.2	26.4	22.1	16.4
Net income margin (%)	11.8	12.8	27.2	26.9	(8.3)
Current ratio (%)	289.6	253.0	234.7	231.7	181.5
Fixed assets ratio (%)	27.0	20.7	48.7	77.0	103.1

Non-Consolidated Operating Results
Japanese GAAP

Non-Consolidated Operating Results as of or for the Year Ended Sept. 30, 2006

(millions of yen)

	9/05%		9/06%		% change
Notes and loans receivable	154,810	100.0	230,254	100.0	48.7
Loans to small business owners	80,026	51.7	75,465	32.8	(5.7)
Small business owner loans	56,333	36.4	50,546	22.0	(10.3)
Business Timely loans	23,693	15.3	24,918	10.8	5.2
Secured loans	28,569	18.5	116,706	50.7	308.5
Notes receivable	139	0.1	186	0.1	33.7
Loans to consumers	46,074	33.6	37,896	16.5	(17.8)
Wide loans	43,119	27.9	35,171	15.3	(18.4)
Consumer loans	2,955	1.9	2,724	1.2	(7.8)

*	Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

(millions of yen)

Total operating revenues	16,047	100.0	18,509	100.0	15.3
Interest income from notes and loans receivable	13,938	86.9	14,895	80.5	6.9
Loans to small business owners	8,263	51.5	7,728	41.8	(6.5)
Small business owner loans	5,508	34.3	4,745	25.6	(13.9)
Business Timely loans	2,754	17.2	2,982	16.1	8.3
Secured loans	904	3.0	3,195	17.3	253.4
Notes receivable	10	0.1	11	0.1	—
Loans to consumers	4,760	29.7	3,959	21.4	(16.8)
Wide loans	4,399	27.4	3,600	19.5	(18.2)
Consumer loans	360	2.2	358	1.9	(0.5)
Other financial revenues	0	0.0	7	0.0	2,095.0
Other operating revenues	2,108	13.1	3,606	19.5	71.1

Total operating expenses	1,368	8.5	1,802	9.7	31.7
Financial costs	1,181	8.5	1,490	8.1	26.2
Other operating expenses	187	1.2	311	1.7	66.0

Gross operating income	14,678	91.5	16,706	90.3	13.8

General and administrative expenses	11,441	71.3	14,458	78.1	26.4
Advertising expenses	347	2.2	84	0.5	(75.6)
Commission fees	446	2.8	524	2.8	17.5
Loans charged off	37	0.2	27	0.1	(27.1)
Provision for loan losses	4,142	25.8	5,717	30.9	38.0
Provision for losses on excess interest repayments	—	—	587	3.2	—
Provision for guarantee losses	297	1.9	533	2.9	79.3
Salaries and employees benefits	2,912	18.2	3,091	16.7	6.1
Lease and rental expenses	826	5.2	827	4.5	0.1
Other	2,430	15.1	3,064	16.6	26.1

Operating income	3,236	20.2	2,247	12.1	(30.5)

Other income	446	2.6	1,081	5.8	—
Other expenses	135	0.8	290	1.6	—

Ordinary income	3,547	22.1	3,039	16.4	(14.3)

Special gains	4,011	25.0	1,723	9.3	—
Special losses	300	1.9	7,232	39.1	2,304.0

Income (losses) before income taxes	7,257	45.2	(2,469)	(13.3)	(134.0)

Net income (losses)	4,309	26.9	(1,541)	(8.3)	(135.8)

Non-Consolidated Balance Sheet as of Sept. 30, 2006
(millions of yen)

	9/05%		9/06%		¥ change
Total Current Assets	169,545	77.2	250,827	76.0	81,281
Cash and deposits	18,150	8.3	13,204	4.0	(4,945)
Notes and loans receivable	154,810	70.5	230,254	69.8	75,443
Other	3,742	1.7	17,867	5.4	14,125
Compensation of loans receivable	369	0.2	853	0.3	484
Interest receivable	830	0.4	1,180	0.4	349
Prepaid expenses	292	0.1	359	0.1	67
Deferred tax assets	678	0.3	867	0.3	188
Other	1,571	0.7	14,606	4.4	13,034
Allowance for loan losses	(7,157)	(3.3)	(10,499)	(3.2)	(3,341)

Total Fixed Assets	50,068	22.8	79,020	24.0	28,952
Tangible fixed assets	982	0.4	1,060	0.3	78
Buildings and structures	458	0.2	513	0.2	54
Equipments	167	0.1	191	0.1	23
Land	355	0.2	355	0.1	—
Intangible fixed assets	2,180	1.0	1,850	0.6	(330)
Software	2,050	0.9	1,719	0.5	(330)
Telephone rights	130	0.1	130	0.0	—
Investments and other assets	46,905	21.4	76,110	23.1	29,204
Investment securities	18,277	8.3	23,051	7.0	4,774
Investment in affiliates	5,359	2.4	6,944	2.1	1,585
Capital contributions	1,050	0.5	3,490	1.1	2,440
Loans to affiliates	20,444	9.3	34,808	10.6	14,363
Bankrupt and delinquent loans receivable	4,041	1.8	6,118	1.9	2,076
Other	1,212	0.6	7,190	2.2	5,977
Allowance for loan losses	(3,479)	(1.6)	(5,493)	(1.7)	(2,013)

Total Assets	219,613	100.0	329,847	100.0	110,233

Total Current Liabilities	73,188	33.3	138,206	41.9	65,018
Short-term borrowings	3,740	1.7	45,075	13.7	41,335
Current portion of long-term borrowings	44,241	20.1	56,359	17.1	12,118
Current portion of bonds	6,000	2.7	1,300	0.4	(4,700)
Current portion of convertible bonds	6,901	3.1	—	—	(6,901)
Commercial paper	3,900	1.8	30,000	9.1	26,100
Other payable	3,571	1.6	665	0.2	(2,906)
Accrued income taxes	3,257	1.5	825	0.3	(2,432)
Accrued bonuses	448	0.2	488	0.1	40
Reserve for guarantee losses	479	0.2	743	0.2	264
Other	649	0.3	2,749	0.8	2,100

Total Long-term Liabilities	81,437	37.1	114,973	34.9	33,536
Bonds	26,000	11.8	25,550	7.7	(450)
Long-term borrowings	50,374	22.9	52,058	15.8	1,684
Asset backed securities	3,819	1.7	32,970	10.0	29,150
Deferred tax liabilities	846	0.4	—	—	(846)
Accrued retirement benefits — directors and statutory auditors	330	0.2	328	0.1	(2)
Reserve for losses on excess interest repayments	—	—	4,000	1.2	4,000
Other	66	0.0	67	0.0	0

Total Liabilities	154,625	70.4	253,180	76.8	98,554

Common stock	8,802	4.0	16,289	4.9	7,487

Additional paid-in capital	11,766	5.4	20,024	6.1	8,258

Retained earnings	44,686	20.3	42,925	13.0	(1,761)
Legal reserve	400	0.2	400	0.1	—
General reserves	38,900	17.7	42,300	12.8	3,400
Unappropriated retained earnings	5,385	2.5	224	0.1	(5,161)

Unrealized gains (losses) on investment securities	2,181	1.0	(963)	(0.3)	(3,144)

Treasury stock	(2,448)	(1.1)	(1,607)	(0.5)	840

Total Shareholders’ Equity	64,987	29.6	76,667	23.2	11,679

Total Liabilities and Shareholders’ Equity	219,613	100.0	329,847	100.0	110,233

*	Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

Loans charged off and Allowance for loan losses

(millions of yen)

	3/02	3/03	3/04	3/05	3/06	9/05	9/06
Total loans receivable	156,073	177,751	179,290	149,240	219,474	158,851	236,372
Small business owner loans	37,386	53,915	57,167	58,961	59,523	58,636	54,698
Business Timely loans	16,034	17,302	18,658	20,862	25,282	23,693	24,918
Secured loans	1,427	1,588	10,003	18,811	90,323	28,968	117,334
Notes receivable	11	15	396	174	188	153	218
Wide loans	55,033	63,992	57,459	47,604	41,163	44,444	36,477
Consumer loans	46,179	40,938	35,604	2,827	2,994	2,955	2,724

Total loans charged off	6,982	10,337	11,759	8,179	8,024	3,967	4,542
Small business owner loans	991	1,640	2,468	2,809	3,127	1,475	1,632
Business Timely loans	829	1,579	1,787	1,998	2,173	1,026	1,489
Secured loans	48	23	100	22	21	10	7
Notes receivable	—	—	—	1	14	14	3
Wide loans	1,229	2,225	2,977	2,815	2,275	1,222	1,154
Consumer loans	3,883	4,868	4,426	533	411	217	255

Ratio of loans charged off (a)	4.3%	5.5%	6.2%	5.2%	3.5%	2.4%	1.9%
Small business owner loans	2.6%	3.0%	4.1%	4.6%	5.0%	2.5%	2.9%
Business Timely loans	4.9%	8.4%	8.7%	8.7%	7.9%	4.2%	5.6%
Secured loans	3.3%	1.5%	1.0%	0.1%	0.0%	0.0%	0.0%
Notes receivable	—	—	—	0.8%	7.0%	8.5%	1.5%
Wide loans	2.2%	3.4%	4.9%	5.6%	5.2%	2.7%	3.1%
Consumer loans	7.8%	10.6%	11.1%	15.9%	12.1%	6.9%	8.6%

*	Bankrupt and delinquent loans outstanding are included in the loans outstanding presented above.

Allowance for loan losses	(millions of yen)

	3/02	3/03	3/04	3/05	3/06	9/05	9/06
Allowance for loan losses	8,831	11,828	13,453	9,839	10,277	10,035	14,967
Allowance ratio (b)	5.7%	6.7%	7.5%	6.6%	4.7%	6.3%	6.3%

*	(a) to the sum of loans outstanding + loans charged-offs; (b) to loans outstanding after loans are charged off.

Allowance for guarantee losses Allowance for guarantee losses	(millions of yen)

	3/04	3/05	3/06	9/05	9/06
Allowance for guarantee losses	108	334	609	479	743
Allowance ratio	3.0%	4.6%	5.0%	4.9%	4.3%

Interest Rate on Loans Outstanding and Borrowings

(%)

	3/02	3/03	3/04	3/05	3/06	9/05	9/06
Contractual interest rate	25.9	25.3	24.0	22.1	16.0	20.7	14.8
Small business owner loans	24.8	24.4	23.1	23.2	21.3	22.6	21.0
Business Timely loans	27.8	27.5	27.1	26.4	25.4	25.8	25.2
Loans secured by real estate	20.5	20.6	12.3	8.7	6.4	7.8	7.0
Wide loans	24.9	24.5	24.1	23.9	23.1	23.4	23.0
Consumer loans	27.6	27.3	27.0	26.9	26.7	26.8	26.7

*	Figures are weighted average rates at period-end.

(millions of yen)

	3/02	3/03	3/04	3/05	3/06	9/05	9/06
Total borrowings at period-end	130,058	152,394	143,367	134,469	212,013	144,976	243,313
Short-term (incl. CPs)	1,400	5,500	5,300	10,917	49,700	7,640	75,075
Long-term (incl. bonds)	128,658	146,894	138,067	123,552	162,313	137,336	168,237
Total amount of borrowing by effective fixed interest rate	106,931	87,870	92,455	81,066	100,691	104,157	100,435
Fixed rate	74,931	87,870	92,455	79,066	100,691	102,157	100,435
Interest rate caps/swaps	32,000	—	—	2,000	—	2,000	—
% of borrowing by effective fixed interest rate	83.1	59.8	67.0	65.6	62.0	75.8	41.3

Weighted average borrowing rate at the end of the period	2.8	2.3	2.2	1.8	1.3	1.6	1.4
Direct	2.7	2.3	2.0	1.3	0.9	1.2	1.0
Indirect	2.8	2.4	2.3	2.0	1.5	1.8	1.6
Weighted average borrowing rate for the period (all cost included)	3.1	2.6	2.3	2.1	1.5	1.7	1.3
Direct	2.8	2.5	2.2	1.8	1.0	1.3	0.9
Indirect	3.4	2.7	2.4	2.2	1.7	1.9	1.5
(borrowing cost only)	3.0	2.6	2.4	2.1	1.5	1.7	1.3

Breakdown of borrowings	(millions of yen)

	3/02	3/03	3/04	3/05	3/06	9/05	9/06
Total borrowings at period-end	130,058	152,394	143,367	134,469	212,013	144,976	243,313
Indirect	80,558	101,420	92,701	100,855	131,521	98,355	153,492
Banks	59,798	68,704	64,771	84,609	112,946	86,081	98,768
Life insurance companies	437	200	100	—	—	—	—
Non-life insurance companies	1,600	2,327	2,407	1,716	1,981	1,279	2,390
Nonbanks	18,722	30,188	25,423	14,528	16,592	10,994	52,333
Direct	49,500	50,974	50,665	33,614	80,491	46,620	89,820
Bonds/convertible bonds	49,500	41,500	37,500	23,442	28,822	38,901	26,850
Commercial paper	—	2,400	3,200	6,672	30,000	3,900	30,000
Securitization, etc	—	7,074	9,964	3,500	21,669	3,819	32,970